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                                                                    EXHIBIT 23.1

                                   SCHEDULE II

                 IDEC PHARMACEUTICALS CORPORATION AND SUBSIDIARY

                        VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)

                  Years Ended December 31, 1995, 1996 and 1997


                                                                   Additions
                                                            -----------------------
                                                 Balance    Charged to   Charged to                   Balance
                                                beginning   costs and      other                      at End
Description                                      of year     expenses     accounts     Deductions     of Year
-----------                                     ---------   ----------   ----------    ----------     -------
Year ended December 31, 1995
    Allowance for contract revenue
       receivables                               $   --       $   --      $   658       $    --       $   658
                                                 ------      -------      -------       -------       -------
                                                 $   --       $   --      $   658       $    --       $   658
                                                 ======      =======      =======       =======       =======

Year ended December 31, 1996
    Allowance for contract revenue
       receivables                               $  658      $    --      $ 1,423       $  (400)      $ 1,681
                                                 ------      -------      -------       -------       -------
                                                 $  658      $    --      $ 1,423       $  (400)      $ 1,681
                                                 ======      =======      =======       =======       =======

Year ended December 31, 1997
    Inventory reserve                            $   --      $ 2,082      $    --       $    --       $ 2,082
    Allowance for contract revenue
       receivables                                1,681           --           --        (1,630)           51
                                                 ------      -------      -------       -------       -------
                                                 $1,681      $ 2,082      $    --       $(1,630)      $ 2,133
                                                 ======      =======      =======       =======       =======